Exhibit A

             SUPPLEMENT TO THE AMENDED AND RESTATED
                    ARTICLES OF INCORPORATION
                  OF CCB FINANCIAL CORPORATION


4.C. Series A Junior Participating Preferred Stock:

     (i) Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock," $5.00 par value per share, and the number of shares constituting such series shall be 800,000. Such number of shares may be increased or decreased by resolution of the Board of Directors of this Corporation ("Board of Directors"); provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than the number of shares of the Corporation's outstanding common stock, par value $5.00 per share ("Common Stock"), then outstanding plus the number of shares Common Stock reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by this Corporation convertible into Series A Junior Participating Preferred Stock.

     (ii) Dividends and Distributions.

          (a) Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock)
     ranking prior and superior to the Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, quarterly dividends payable in cash on the first business day of January, April, July, and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (1) $1.00 or (2) subject to the provisions for adjustment hereinafter set forth, one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount
     (payable in kind) of all non-cash dividends or other distributions, other than an dividend payable in shares of
     Common Stock or subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event this Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) This Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (a) of this subsection (ii) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment
     Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of
     Series A Junior Participating Preferred Stock entitled to receive quarterly dividends and before such Quarterly Dividends Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

     (iii) Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

             (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior
     Participating Preferred Stock shall entitle the holder thereof to one hundred (100) votes on all matters submitted to a vote of the shareholders of this Corporation. In the event this Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided herein, in any other resolution creating a series of preferred stock or any similar stock, in any amendment to the Amended and Restated Articles of Incorporation of this Corporation or by law, the holders of shares of Series A Junior Participating Preferred Stock and any other capital stock of this Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of this Corporation.

          (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     (iv) Certain Restrictions.

          (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in subsection (ii) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, this Corporation shall not:

          (1) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

          (2) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any class or series of stock of this Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

            (4) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) This Corporation shall not permit any subsidiary of this Corporation to purchase or otherwise acquire for consideration any shares of capital stock of this Corporation unless the Corporation could, under paragraph
     (a) of this subsection (iv), purchase or otherwise acquire such shares at such time and in such manner.

     (v) Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by this Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their cancellation shall become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in a resolution of the Board of Directors, in the Amended and Restated Articles of Incorporation of this Corporation, or in any other supplement or amendment creating a series of preferred stock or any similar stock or as otherwise required by law.

       (vi) Liquidation, Dissolution of Winding Up. Upon any liquidation, dissolution or winding up of this Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $18,750 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that in no event shall the holders of shares of Series A Junior Participating Preferred Stock receive an amount less than an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount to be distributed per share to holders of shares of Common Stock, or
(b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except distributions made ratably on the Series A Junior Participating Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event this Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (vii) Merger, Etc. In the event this Corporation shall enter into any, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted or changed into other stock or securities, cash and/or any other property, then each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, changed or exchanged. In the event this Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number is shares of Common Stock that were outstanding immediately prior to such event.

     (viii)     No  Redemption. The shares  of  Series  A  Junior
Participating Preferred Stock shall not be redeemable, except as otherwise provided herein.

     (ix)  Rank.     The Series A Junior Participating  Preferred
Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of this Corporation's preferred stock.

     (x) Amendment. The Amended and Restated Articles of Incorporation of this Corporation shall not be amended in any manner, nor shall the Board of Directors take any action, which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting together as a single class.

     (xi) Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

      Holders of the capital stock of this Corporation shall not be entitled to preemptive rights with respect to any shares of the Corporation which may be issued.